EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-151027 pertaining to the American Capital Agency Corp. Equity Incentive Plan for Independent Directors of our report dated February 13, 2009, with respect to the consolidated financial statements of American Capital Agency Corp., included in this Annual Report (Form 10-K) for the period from May 20, 2008 through December 31, 2008.

Mclean, Virginia

February 13, 2009